UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2015

ATLAS ENERGY GROUP, LLC

(Exact name of registrant specified in its charter)

Delaware	001-36725	45-3741247
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 23, 2015, Atlas Energy Group, LLC (“Atlas”) received written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that Atlas is not in compliance with the NYSE continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because its average global market capitalization over a consecutive 30 trading-day period was less than $50 million, and because its stockholders’ equity was below $50 million.

In accordance with applicable NYSE procedures, Atlas plans to notify the NYSE by January 8, 2016 of its intention to submit a plan addressing how it intends to regain compliance with the continued listing standards within 18 months from the date of the Notice.

The Notice has no immediate impact on the listing of Atlas’ common units, which will continue to be listed and traded on the NYSE, subject to its continued compliance with other NYSE continued listing standards.

Item 7.01	Regulation FD Disclosure.

On December 30, 2015, Atlas issued a press release announcing that it has received the Notice. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith

Exhibit No.	Description

99.1	Press release dated December 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY GROUP, LLC

Dated:	December 30, 2015	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer